EXHIBIT 10.24

AMENDMENT

This AMENDMENT (“Amendment”) is made as of this 28th day of August, 2008 by and between OMNICOMM SYSTEMS, INC., a Delaware corporation (“Company”), and                     ., a                      corporation (“Holder”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Securities Purchase Agreement (“Purchase Agreement”) dated as of February 29, 2008 by and between the Company and the Holder, among others, on or about February 29, 2008 the Company sold and issued to the Holder (i) a 10% Secured Convertible Debenture Series 08 Due August 29, 2008 (“Debenture”), which Debenture is convertible into shares of common stock of the Company, $0.001 par value per share (“Common Stock”), and (ii) a Common Stock Purchase Warrant Class 2008-1 to purchase up to                      shares of Common Stock (“Warrant”); initial capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement, the Debenture or the Warrant, as the case may be; and

WHEREAS, the Company wishes to extend the Maturity Date of the Debenture in consideration for the amendments and other terms set forth herein;

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Debenture Term Extension. Notwithstanding anything contained in the Debenture, the Debenture is hereby amended such that the “Maturity Date” as set forth therein shall be amended and extended to December 1, 2008.

Conversion Price Reduction. Notwithstanding anything contained in the Debenture, the Debenture is hereby amended such that the “Fixed Conversion Price” as set forth therein shall be reduced from $0.59 to $0.50 (which new Fixed Conversion Price shall remain subject to adjustment as provided in the Debenture).

Warrant Price Reduction. Notwithstanding anything contained in the Warrant, the Warrant is hereby amended such that the “Exercise Price” as set forth therein shall be reduced from $0.75 to $0.60 (which new Exercise Price shall remain subject to adjustment as provided in the Warrant) (“New Exercise Price”). Promptly following execution of this Amendment, the original Warrant shall be replaced with a substitute Warrant in the form of Exhibit A, which Warrant contained in such Exhibit A has been redlined to show changes from the original Warrant.

Additional Warrant. The Company shall issue to the Holder an additional Common Stock Purchase Warrant Class 2008-1 (“Additional Warrant”) to purchase up to 1,000,000 shares of Common Stock at the New Exercise Price with an Expiration Date of August 31, 2012, which Additional Warrant shall be in the same form as the Warrant and delivered to the Holder within three (3) business days following the date hereof.

Personal Guarantee. Contemporaneously with the execution and delivery of this Amendment, the Company shall cause the president of the Company, Cornelis F. Wit, to execute and deliver to the Holder a personal guarantee in the form of Exhibit B attached hereto guaranteeing the obligations of the Company under the Debenture.

Rule 144. The Company acknowledges and agrees that, for purposes of Rule 144 promulgated under the Securities Act of 1933, as amended (“Securities Act”), the holding period for the shares of Common Stock issuable upon conversion or cashless exercise of, or otherwise pursuant to, the Debenture and/or Warrant shall have commenced on February 29, 2008 (the date of original issuance of the Debenture and the Warrant). Without limiting the foregoing, if at any time it is determined that such holding period does not relate back to such date, the Company will promptly cause the registration of all such underlying shares under the Securities Act (without regard to any beneficial ownership or issuance limitations contained in the Debenture and/or Warrant). In connection with any registration of shares of Common Stock pursuant to this Section, the Company and the Holder shall enter into a registration rights agreement containing customary and reasonable provisions regarding the registration of securities under the Securities Act.

Disclosure. To the extent the transactions contemplated by this Amendment, either alone or together with other similar transactions with other holders of Debentures, constitute material non-public information concerning the Company or are otherwise required to be publicly disclosed under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, the Company shall, within three (3) business days following the date on which this Amendment is executed by all parties hereto, issue a press release and/or Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby. The Company and the Investors shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby.

Security Continued. The Company’s obligations under the Debenture and Warrants, including without limitation this Amendment, the Debenture as amended, the Warrant as amended and the Additional Warrant, shall be secured by all the assets of the Company pursuant to the security agreement entered into by the Company in favor of the Holder, among others, in connection with the Purchase Agreement as if this Amendment, the Debenture as amended, the Warrant as amended and the Additional Warrant were each in effect at the time of execution of such security agreement and referenced therein. The Company shall execute such other agreements, documents and financing statements reasonably requested by the Holder, which will be filed at the Company’s expense with the applicable jurisdictions and authorities.

Miscellaneous.

Full Force and Effect. Except as otherwise expressly provided herein, each of the Purchase Agreement, the Debenture, the Warrant and the other agreements and transactions contemplated thereby (“Transaction Documents”), shall remain in full force and effect. Except for the modifications contained herein, this Amendment shall not in any way waive or prejudice any of the rights or obligations of the Holder or the Company under the Transaction Documents, under any law, in equity or otherwise, and such modifications shall not constitute a waiver or modification of any other provision of the Transaction Documents nor a waiver or modification of any subsequent default or breach of any obligation of the Company or of any subsequent right of the Holder.

Consent to Jurisdiction, Etc. Each of the Company and the Holder agree that any legal action or proceeding relating to or arising out of or under this Amendment may be brought in the state or federal courts in the State of New York, County of New York, and each party accepts with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, the jurisdiction of the aforesaid courts. To the fullest extent permitted by applicable law, each party hereby waives, and agrees not to assert, by way of motion, defense, counterclaim or otherwise, in any such suit, action or proceeding any claim that (i) it is not personally subject to the jurisdiction of any of the above-named courts by reason of any immunity or otherwise, (ii) its properties are exempt or immune from setoff, execution or attachment, either prior to judgment or in aid of execution or (iii) any suit, action or proceeding so brought is in an inconvenient forum or that the venue of the suit, action or proceeding is improper or that the subject matter hereof may not be enforced in or by such courts.

Authority. Each party hereto hereby represents and warrants to the other party that the execution and delivery by such party of this Amendment, and the performance by such party of its obligations hereunder, have been duly and validly authorized by such party, with no other action on the part of such party being necessary. This Amendment has been duly and validly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms.

Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.

Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally, by courier or by facsimile transmission or mailed (first class postage prepaid) to the parties at the addresses or facsimile numbers set forth in the Purchase Agreement.

Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Amendment may be executed by facsimile.

Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed as of the date first written above.

OMNICOMM SYSTEMS, INC.

By:

(Print Name)

(Title)

Holder.
By:

By:
Name:
Title:

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